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                                                                      Exhibit 11

                    ACT MANUFACTURING, INC. AND SUBSIDIARIES


               COMPUTATION OF NET INCOME (LOSS) PER COMMON SHARE

               Computation of Net Income (Loss) Per Common Share
            Three and Nine Months Ended September 30, 2000 and 1999
                     (in thousands except per share data)
                                  (unaudited)

                                                                         3 Months Ended September 30,
                                                                         ----------------------------
                                                                             2000           1999
                                                                           --------       --------
BASIC NET INCOME (LOSS) PER COMMON SHARE:
     Net income (loss) as reported                                         $  8,200       $ (1,748)
     Weighted average number of common shares outstanding:
          Common stock                                                       16,919         12,990
                                                                           --------       --------
          Basic net income (loss) per common share                         $   0.48       $  (0.13)
                                                                           ========       ========

DILUTED NET INCOME (LOSS) PER COMMON SHARE:
     Net income (loss) as reported                                         $  8,200       $ (1,748)
     Weighted average number of shares outstanding:
          Common stock                                                       16,919         12,990
          Effect of stock options                                             1,337           --
                                                                           --------       --------
               Total                                                         18,256         12,990
                                                                           --------       --------
          Diluted net income (loss) per common share                       $   0.45       $  (0.13)
                                                                           ========       ========



                                                                        9 Months Ended September 30,
                                                                        ----------------------------
                                                                             2000           1999
                                                                           --------       --------
BASIC NET INCOME PER COMMON SHARE:
     Net income as reported                                                $ 21,378       $  1,130
     Weighted average number of common shares outstanding:
          Common stock                                                       16,728         12,880
                                                                           --------       --------
          Basic net income per common share                                $   1.28       $   0.09
                                                                           ========       ========

DILUTED NET INCOME PER COMMON SHARE:
     Net income as reported                                                $ 21,378       $  1,130
     Weighted average number of shares outstanding:
          Common stock                                                       16,728         12,880
          Effect of stock options                                             1,511            620
                                                                           --------       --------
               Total                                                         18,239         13,500
                                                                           --------       --------
          Diluted net income per common share                              $   1.17       $   0.08
                                                                           ========       ========

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